Exhibit 20.1

CNH Wholesale Master Note Trust
Wholesale Asset Backed Notes, Series 2005-1
Monthly Servicing Report

Collection Period	35
Settlement Period Begin Date	8/1/2006
Settlement Period End Date	8/31/2006
Distribution Date	9/15/2006

Portfolio Information	End Of Period	Beginning Of Period

1. Balances
Pool Balance	2,755,432,683.25	2,803,499,091.51
Adjusted Pool Balance	2,714,101,193.00	2,761,446,605.14
Required Pool Balance	2,713,788,584.08	2,760,771,360.10

Trust Available Subordinated Amount	279,538,584.08	299,771,360.10
Required Subordinated Amount	279,538,584.08	299,771,360.10
Incremental Subordinated Amount	30,515,260.08	47,500,536.10
Transferor Amount	397,157,466.48	429,055,532.14

2. Portfolio Composition
Top dealer
0-90 days past due (0 = current)	174,728,612.92	172,440,308.29
91+ day past due receivable balance	0.00	0.00
Total	174,728,612.92	172,440,308.29
Next 2 dealers
0-90 days past due (0 = current)	116,272,270.94	116,906,180.64
91+ day past due receivable balance	0.00	0.00
Total	116,272,270.94	116,906,180.64
Rest of the dealers
0-90 days past due (0 = current)	135,079,811.32	137,857,314.68
91+ day past due receivable balance	76,908.24	11,127.37
Total	135,156,719.56	137,868,442.05
Used Equipment
0-90 days past due (0 = current)	363,189,677.88	370,342,130.15
91+ day past due receivable balance	2,355,331.13	3,271,490.41
Total	365,545,009.01	373,613,620.56
Rental Equipment
0-90 days past due (0 = current)	438,262,466.35	418,266,935.11
91+ day past due receivable balance	297,236.69	246,212.34
Total	438,559,703.04	418,513,147.45

3. Overconcentrations
Dealer Overconcentration Amount due to 4.5% limit on the top dealer	50,734,142.17	46,282,849.17
Dealer Overconcentration Amount due to 2.25% limit on the following 2 dealers	19,346,202.54	17,770,968.07
Dealer Overconcentration Amount due to 2.00% limit on the rest of the dealers	0.00	0.00
Used Equipment Overconcentration Amount (30% limit)	0.00	0.00
Rental Overconcentration Amount due to 15% limit on rental receivables	25,244,800.55	0.00

4. Ineligible Receivables
Ineligible Receivables (excluding Overconcentration amounts)	0.00	0.00
Aggregate Amount of Ineligible Receivables re-assigned to the transferor	0.00	0.00

Current Month Activity

1. Trust Principal Receivables
Aggregate Principal Collections	458,401,706.71
New Principal Receivables	427,446,637.42
Receivables Added for Additional Accounts	137,591.83
Net Loss	419,163.71
Monthly Dilution Amount	41,943,726.52
Principal Recoveries	0.00
2. Principal Collections
Aggregate Principal Collections	458,401,706.71
Reallocated Yield Amount	6,876,025.60
Series Allocable Principal Collections	451,525,681.11
Principal Allocation Percentage of Series Allocable Principal Collections	94.15%

3. Non-principal Collections
Interest Collections	22,206,391.00
Reallocated Yield Amount	6,876,025.60
Series Allocable Interest Collections	29,082,416.60
Floating Allocation Percentage of Series Allocable Interest Collections	94.15%

4. Investment Proceeds
Collection Account Investment Earnings	14,244.11
Reserve Account Investment Earnings	282,993.43
Principal Funding Account Investment Earnings	711,495.21
Interest Funding Account Investment Earnings	70,595.09
Excess Funding Account Investment Earnings	0.00
Aggregate Investment Proceeds	1,079,327.84

5. Miscellaneous Payments to the issuer
Adjustment Payment	0.00
Transferor Deposit Amount	0.00

Portfolio Performance

1. Portfolio Aging
Current	2,735,135,081.85
1-30 days past due	5,191,368.04
31-60 days past due	9,093,448.66
61-90 days past due	1,303,405.35
91-120 days past due	394,980.70
120+ days past due	4,314,398.65
Total	2,755,432,683.25

2. Sold Out of Trust
0-90 days past due (0 = current)	2,743,152.36
91+ day past due receivable balance	0.00
Total	2,743,152.36

CNH Wholesale Master Note Trust

Wholesale Asset Backed Notes, Series 2005-1

Monthly Servicing Report

Collection Period	14
Settlement Period Begin Date	8/1/2006
Settlement Period End Date	8/31/2006
Distribution Date	9/15/2006

Period	Revolving Period

	Orig.	Current		Interest
	Balance	Balance	Coupon	Paid	Principal Paid
A	698,489,000.00	698,489,000.00	5.44000%	3,272,032.92	0.00
B	51,511,000.00	51,511,000.00	5.73000%	254,163.86	0.00

Allocation Percentages
Floating Allocation Percentage	30.54%
Principal Allocation Percentage	30.54%

Required Payments
Series 2005-1 Monthly Interest & Interest Shortfall	3,526,196.77
Monthly Backup Servicing Fee	11,367.20
Monthly Servicing Fee	625,000.00
Controlled Accumulation Amount	0.00
Total Required Payments	4,162,563.97

Series 2005-1 Share of Available Funds
Interest Collections	8,885,557.12
Principal Collections	137,887,205.29
Reserve Account Investment Proceeds	66,182.08
Principal Funding Account Investment Proceeds	0.00
Interest Funding Account Investment Proceeds	21,222.32
Reserve Account Draw Amount	0.00
Subordinated Draw Amount	0.00
Draws from the Series Share of the Excess Funding Account	0.00
Excess Interest Collections from Other Series	0.00
Excess principal Collections from Other Series	0.00
Draws from Principal Funding Account	0.00
Total Available Funds	146,860,166.80

Current Period Payments
Series 2005-1 Monthly Interest and Past Interest Shortfall	3,526,196.77
Monthly Backup Servicing Fee	11,367.20
Monthly Servicing Fee	625,000.00
Reimbursement of Chargeoffs & Monthly Dilution	128,004.49
Controlled Deposit Amount	0.00
Principal Paid	0.00
Reserve Account Deposit Amount	0.00
Reinstate reductions in Series 2005-1 Available Subordinated Amount	0.00
Reinstate reductions in Collateral Amount	0.00
Excess Interest Collections made available to other series	4,682,393.06
Excess Principal Collections made available to other series	138,015,209.77
Total Payments	146,988,171.29

Current Period Interest Shortfall
Series 2005-1 Monthly Interest Shortfall	0.00
Backup Servicing Fee Shortfall	0.00
Servicing Fee Shortfall	0.00
Controlled Deposit Amount Shortfall	0.00

Collateral Amount
Beginning Collateral Amount	750,000,000.00
Reductions to Collateral Amount	0.00
Reinstatements due to previous reductions	0.00
Ending Collateral Amount	750,000,000.00

Chargeoffs & Dilutions
Series share of Charge-off and Monthly Dilution amount	128,004.49
Reimbursement of Chargeoffs & Monthly Dilution	128,004.49
Reduction to the Collateral Amount due to Chargeoffs	0.00

Reconciliation of Principal Funding Account
Beginning Balance of Principal Funding Account	0.00
Transfers Into Principal Funding Account
Transfer from Excess Funding Account (Deposits)	0.00
Transferred from Noteholder Principal Collections	0.00
Principal Funding Account Investment Income	0.00
Total transfers into the Principal Funding Account	0.00

Distributions From Principal Funding Account
Transfer of Investment Income to Collection Account	0.00
Principal payment to Noteholders	0.00
Total Transfers from Principal Funding Account	0.00
Ending Balance	0.00

Reconciliation of Reserve Fund
Beginning Balance of Reserve Fund	15,000,000.00
Transfers Into Reserve Fund
Transfer from Excess Interest Collections	0.00
Transferred from Noteholder Principal Collections	0.00
Reserve Fund Investment Income	66,182.08
Total Transfers into Reserve Fund	66,182.08

Distributions From Reserve Fund
Transfer of Investment Income to Collection Account	66,182.08
Non-principal payment to Noteholders	0.00
Total Transfers from Reserve Fund	66,182.08
Ending Balance	15,000,000.00

Reconciliation Of Collection Account for Series 2005-1
Transfers Into Collection Account
Transfer of Daily Noteholder Collections plus investment proceeds	146,860,166.80
Investor Default Amount (included in transfer of daily noteholder collections)	128,004.49
Reserve Account Draw	0.00
Excess Funding Account Draw	0.00
Principal Funding account Draw	0.00
Available Subordinated Amount Draws	0.00
Excess Principal Collections from other Series	0.00
Excess Interest Collections from other Series	0.00
Total Transfers into Collection Account	146,988,171.29
Transfers From Collection Account
Required Interest Payment Distribution to Noteholder	3,526,196.77
Chargeoff reimbursements	128,004.49
Reserve Account Deposit Amount	0.00
Principal Funding Account Deposit	0.00
Principal Paid to Noteholders	0.00
Backup Servicing Fees	11,367.20
Servicing Fees	625,000.00
Reduction to the Collateral Amount	0.00
Total Excess Collections made available to other Series	142,697,602.83
Total Transfers from Collection Account	146,988,171.29
Difference	0.00